UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2007

SI International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)            Compensatory Arrangements of Certain Officers.

On June 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of SI International, Inc. (the “Company”) approved an amendment to the Company’s Management Performance Incentive Plan (the “Plan”).    In accordance with its established compensation methodology, the Committee reviewed the compensation of the named executive officers.  Based upon this review, the Committee approved an increase in the target bonus percentage under the Plan from the current percentage of 50% of the base salary to the newly approved target bonus percentage of base salary for each of the following named executive officers as set forth below:

Name	Position	New Target Bonus Percentage
Ray J. Oleson	Executive Chairman	75%
S. Bradford Antle	President and Chief Executive Officer	75%
Thomas E. Dunn	Executive Vice President and Chief Financial Officer	60%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated: June 19, 2007